Exhibit 10.1

Execution Version

AMENDMENT TO SETTLEMENT AGREEMENT

This AMENDMENT TO SETTLEMENT AGREEMENT (this “Amendment”), is made and entered into as of August 16, 2018 by and among Surge Components, Inc., a Nevada corporation (the “Company”), and Ira Levy, Peter Levy, Steven J. Lubman, Alan Plafker, Lawrence Chariton, Gary Jacobs and Martin Novick (the “Insiders”), on the one hand, and Messrs. Michael D. Tofias and Bradley P. Rexroad (collectively, the “Stockholders”), on the other hand. The Company, the Insiders, and the Stockholders are each referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement (defined below).

RECITALS

WHEREAS, the Parties have entered into that certain Settlement Agreement, dated December 22, 2016 (the “Agreement”);

WHEREAS, pursuant to Section 19(f) of the Agreement, the Agreement may be amended in a writing signed by each of the Parties; and

WHEREAS, the Parties desire that the Agreement be amended in certain respects in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Amendments to Section 3 of the Agreement.

Section 3(c) of the Agreement is hereby amended and restated to read as follows:

“(c) Reincorporation.

(i) Reincorporation Process.

(A) The Company shall take all steps necessary and within its power to change its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”). In furtherance of the foregoing, the Board shall, as promptly as practicable, convene a Stockholder Meeting in fiscal year 2018 (the “2018 Meeting”) for the purpose of submitting to the stockholders a proposal to approve the Reincorporation (the “First Reincorporation Proposal”), which purpose need not be the sole purpose of such meeting. At the 2018 Meeting, the Company will take all steps necessary and within its power to encourage stockholders to vote for, and will solicit proxies in favor of, the approval of the Reincorporation.

(B) If stockholders representing more than forty thousand (40,000) shares of Common Stock seek to exercise dissenter’s rights pursuant to Chapter 92A, Section 380 of the Nevada Revised Statutes (“Dissenter’s Rights”) in connection with the First Reincorporation Proposal, the Board may, in accordance with its fiduciary duties, withdraw the First Reincorporation Proposal prior to its submission to stockholders for a vote at the 2018 Meeting.

(C) If the First Reincorporation Proposal is not submitted for a stockholder vote at the 2018 Meeting, then the Board shall take all steps necessary to file a definitive proxy statement with the SEC no later than February 1, 2019, for a Stockholder Meeting to be held promptly thereafter (the “2019 Meeting”) for the purpose of submitting to the stockholders a proposal to approve the Reincorporation (the “Second Reincorporation Proposal”), which purpose need not be the sole purpose of such meeting. At the 2019 Meeting, the Company will take all steps necessary and within its power to encourage stockholders to vote for, and will solicit proxies in favor of, the approval of the Reincorporation.

(D) If stockholders representing more than sixty thousand (60,000) shares of Common Stock seek to exercise Dissenter’s Rights in connection with the Second Reincorporation Proposal, the Board may, in accordance with its fiduciary duties, withdraw the Second Reincorporation Proposal prior to its submission to stockholders for a vote at the 2019 Meeting.

(E) If the Second Reincorporation Proposal is not submitted for a stockholder vote at the 2019 Meeting, then the Board shall take all steps necessary to file a definitive proxy statement with the SEC no later than February 1, 2020, for a Stockholder Meeting to be held promptly thereafter (the “2020 Meeting”) for the purpose of submitting to the stockholders a proposal to approve the Reincorporation (the “Final Reincorporation Proposal” and, together with the First Reincorporation Proposal and Second Reincorporation Proposal, the “Reincorporation Proposals”), which purpose need not be the sole purpose of such meeting.

(F) The Company will allow stockholders to vote on the Final Reincorporation Proposal at the 2020 Meeting.

(G) The Stockholders and Insiders (i) shall not seek to exercise Dissenter’s Rights in connection with any of the Reincorporation Proposals; and (ii) as applicable, shall appear in person or by proxy at the applicable Stockholder Meeting and be present for quorum purposes and vote, or cause to be voted, all of their shares of Common Stock in favor of the applicable Reincorporation Proposal.

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(ii)	Governance During the Interim Period. From the time, if any, that the Company withdraws the First Reincorporation Proposal until the Reincorporation is effectuated (such period, the “Interim Period”):

(A) the Company shall not make any Equity Grants to any person who is serving as a director or officer of the Company (it being understood that, notwithstanding anything to the contrary in this Agreement, the restrictions contemplated by this Section 3(c)(ii)(A) will be in effect from July [●], 2018 until the Reincorporation is effectuated);

(B) the Board shall take all steps necessary and within its power to immediately declassify the entire Board as soon as reasonably practicable, including calling a Stockholder Meeting for the purpose of allowing stockholders to approve appropriate amendments to the Company’s articles of incorporation (the “Articles”);

(C) the Board shall (i) promptly appoint Mr. Peter Levy as Lead Independent Director of the Board for no less than a three-year term; and (ii) take all steps necessary and within its power to encourage stockholders to vote for, and will solicit proxies in favor of, Mr. Peter Levy’s re-election to the Board at any Stockholder Meeting at which he stands for election in 2018, 2019 and 2020;

(D) the Insiders shall appear in person or by proxy and be present for quorum purposes and vote all shares of Common Stock beneficially owned by them and over which they have voting power for Mr. Peter Levy’s re-election to the Board at any Stockholder Meeting at which he stands for election in 2018, 2019 and 2020;

(E) the Board shall promptly amend Section 2 of Article II and Section 1 of Article III of the Company’s Amended and Restated By-Laws (the “By-Laws”) to implement a customary majority voting standard in uncontested director elections;

(F) the Board shall promptly form a committee comprised of Mr. Peter Levy and Mr. Jacobs to (i) annually review the size of the Board and the compensation of the Company’s executive officers and members of the Board and (ii) make recommendations concerning the results of such review to the Board (it being understood that, within one year of the formation of such committee, the Board will re-examine its membership with the objective of making Mr. Peter Levy the sole member of such committee);

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(G) the Board shall promptly take all steps necessary and within its power to provide that directors and officers of the Company owe the Company’s stockholders the same duties that such directors and officers would owe if the Company were incorporated in Delaware;

(H) the Board shall promptly amend the By-Laws to provide stockholders the ability to inspect the Company’s books and records in accordance with and to the fullest extent permitted under Section 220 of the Delaware General Corporation Law, as if the Company was a corporation incorporated in Delaware;

(I) the Board shall promptly take all steps necessary and within its power to eliminate any anti-takeover protections contained in the Articles and/or By-Laws that are prohibited under Delaware law; and

(J) the Board shall promptly take all steps necessary and within its power to provide the procedural protections described in Kahn v. M&F Worldwide, 88 A.3d 635 (Del. 2014), and its progeny for the Company’s minority stockholders.

2.	Amendments to Section 13 of the Agreement.

Section 13 of the Agreement is hereby amended by making the first sentence read as follows:

“Termination. This Agreement shall terminate on the date that is the later of the (i) end of the Interim Period or (ii) 15 Business Days prior to the deadline under the By-Laws for director nominations and stockholder proposals for the 2019 Annual Meeting (such date, the “Termination Date”). Notwithstanding anything to the contrary in this Agreement, the obligations of the Stockholders pursuant to Section 5, Section 6, Section 7 and Section 11 (to the extent applicable to Section 5, Section 6, Section 7) will terminate in all instances on the date that is 15 Business Days prior to the deadline under the By-Laws for director nominations and stockholder proposals for the 2019 Annual Meeting.”

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3.	Amendments to Section 15 of the Agreement.

Section 15 of the Agreement is hereby amended and restated to read as follows:

“All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by facsimile to the facsimile numbers below, with electronic confirmation of sending; (c) one day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company or any of the Insiders:	with copies (which shall not constitute notice) to:

Surge Components, Inc. 95 East Jefryn Blvd. Dear Park, NY 11729 Attention: Ira Levy Facsimile: (631) 595-1283

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

Attention: Lawrence Elbaum

Facsimile: (212) 237-0100

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: David Selengut

Facsimile: (212) 370-7889

If to Michael D. Tofias:	with copies (which shall not constitute notice) to:

Michael D. Tofias 25 Cambridge Drive Short Hills, NJ 07078	Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: Douglas K. Schnell Facsimile: (650) 493-6811

If to Bradley P. Rexroad:	with copies (which shall not constitute notice) to:

Bradley P. Rexroad 970 Reserve Drive, Suite 126 Roseville, CA 95678	Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: Douglas K. Schnell Facsimile: (650) 493-6811

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4.	Amendments to Section 19 of the Agreement.

Section 19(b) of the Agreement is hereby amended and restated to read as follows:

“Reserved.”

5.           SEC Filing. No later than four Business Days following the date of this Amendment, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Amendment, disclosing applicable items to conform to its obligations hereunder and appending this Amendment as an exhibit thereto (the “Amendment Form 8-K”). The Amendment Form 8-K shall be consistent with the terms of this Amendment. The Company shall provide the Stockholders and their Representatives with a reasonable opportunity to review and comment on the Amendment Form 8-K prior to the filing with the SEC and consider in good faith any comments of the Stockholders.

6.           Expenses. Within five Business Days of the date of this Amendment, the Company shall reimburse the Stockholders, in an amount not to exceed $15,000, for their reasonable, documented out-of-pocket legal expenses, incurred since March 1, 2017, in connection with the Stockholders’ negotiation and execution of this Amendment.

7.	Mutual Releases.

(a) Each of the Stockholder Releasors hereby do remise, release and forever discharge, and covenant not to sue or take any steps to pursue or further any Legal Proceeding against, the Company Releasees, and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, that all or any of the Stockholder Releasors have, had or may have against the Company Releasees, or any of them, of any kind, nature or type whatsoever, from the beginning of time to the date of this Amendment; provided, however, that the foregoing release shall not release any rights or duties under this Amendment or any claims or causes of action that the Stockholder Releasors may have for the breach or enforcement of any provision of this Amendment.

(b) The Company Releasors hereby do remise, release and forever discharge, and covenant not to sue or take any steps to pursue or further any Legal Proceeding against, any of the Stockholder Releasees, and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, that all or any of the Company Releasors have, had or may have against the Stockholder Releasees, or any of them, of any kind, nature or type whatsoever, from the beginning of time to the date of this Amendment; provided, however, that the foregoing release shall not release any rights or duties under this Amendment or any claims or causes of action that the Company Releasors may have for the breach or enforcement of any provision of this Amendment.

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(c) Each party hereto represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any person, firm or corporation any claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities or indemnities herein released. Other than for the Nevada Lawsuit, each of the parties hereto represents and warrants that neither it nor any assignee has filed any lawsuit against any other party.

(d) Each party hereto waives any and all rights (to the extent permitted by state law, federal law, principles of common law or any other law) that may have the effect of limiting the releases in this Section 6. Without limiting the generality of the foregoing, each party hereto acknowledges that there is a risk that the damages and costs that it believes it has suffered or will suffer may turn out to be other than or greater than those now known, suspected or believed to be true. Facts on which each party hereto has been relying in entering into this Amendment may later turn out to be other than or different from those now known, suspected or believed to be true. Each party hereto acknowledges that in entering into this Amendment, it has expressed that it agrees to accept the risk of any such possible unknown damages, claims, facts, demands, actions and causes of action. Each party hereto acknowledges and agrees that the releases and covenants provided for in this Section 6 are binding, unconditional and final as of the date hereof.

8.           Effect on Agreement. Except as specifically amended hereby, the terms and provisions of the Agreement are, in all other respects, ratified and confirmed and remain in full force and effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Parties with respect to the Agreement. The provisions of Section 16 and Section 19 of the Agreement apply to this Amendment with any necessary modifications. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Agreement, any such reference to the Agreement to be deemed a reference thereto as amended by this Amendment. All references to the Agreement in any document, instrument, or agreement executed in connection with the Agreement will be deemed to refer to the Agreement as amended hereby.

9.           Entire Agreement. The Agreement, as amended hereby, constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

10.         Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment shall remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

11.         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

SURGE COMPONENTS, INC.

By:	/s/ Ira Levy
Name:	Ira Levy
Title:	CEO, CFO, President and Director

MICHAEL D. TOFIAS

/s/ Michael D. Tofias
Michael D. Tofias

Bradley P. Rexroad

/s/ Bradley P. Rexroad
Bradley P. Rexroad

IRA LEVY

/s/ Ira Levy
Ira Levy

PETER LEVY

/s/ Peter Levy
Peter Levy

STEVEN J. LUBMAN

/s/ Steven J. Lubman
Steven J. Lubman

LAWRENCE CHARITON

/s/ Lawrence Chariton
Lawrence Chariton

GARY JACOBS

/s/ Gary Jacobs
Gary Jacobs

ALAN PLAFKER

/s/ Alan Plafker
Alan Plafker

MARTIN NOVICK

/s/ Martin Novick
Martin Novick

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